Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         AMERICAN CAPITAL STRATEGIES, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the "Certificate of Amendment") to the Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation. Accordingly, Section 4.1 of Article IV of the Certificate of Incorporation is deleted in its entirety and replaced as follows:

                                    "Section 4.1. Total Number of Shares of
                           Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 75,000,000 shares. The authorized stock is divided into 5,000,000 shares of preferred stock, with the par value of $0.01 each (the "Preferred Stock"), and 70,000,000 shares of voting common stock, with the par value of $0.01 each (the "Common Stock")."

SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with
                  Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment to the Certificate of Incorporation is to become effective upon filing.

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         IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL STRATEGIES, LTD., has caused this Certificate of Amendment to be executed on its behalf by its President and attested to by its Secretary as of this 17th day of May, 1999.


                                             AMERICAN CAPITAL STRATEGIES, LTD.



                                             By:
                                                 ------------------------------
                                             Name:  Malon Wilkus
                                             Title: President

Attest:
        -----------------------
        Adam Blumenthal
        Secretary

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